UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 11, 2019 (the “Petition Date”), Bristow Group Inc. (the “Company”, “Bristow Group”, “we”, “us” or “our”) and its subsidiaries BHNA Holdings Inc., Bristow Alaska Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC, BriLog Leasing Ltd. and Bristow Equipment Leasing Ltd. (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors’ Chapter 11 Cases are jointly administered under the caption In re: Bristow Group Inc., et al., Main Case No. 19-32713. The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

As previously disclosed, on August 1, 2019, the Debtors filed a joint chapter 11 plan of reorganization and a related disclosure statement with the Bankruptcy Court, and on August 20, 2019, the Debtors filed an Amended Joint Plan of Reorganization (as subsequently modified on August 22, 2019, the “Amended Plan”) and the related disclosure statement for the Amended Plan with the Bankruptcy Court. The Amended Plan is subject to confirmation by the Bankruptcy Court and acceptance by the Debtors’ creditors (as and to the extent required under the Bankruptcy Code).

As previously disclosed, on July 25, 2019, the Debtors filed a motion with the Bankruptcy Court seeking, among other things, interim and final approval of the proposed DIP Credit Agreement (as defined herein), and on August 21, 2019, the Bankruptcy Court entered a final order (the “DIP Order”), which, among other things, approved the DIP Credit Agreement.

DIP Credit Agreement

In connection with the Chapter 11 Cases, on August 26, 2019, the Company entered into the Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among the Company, as lead borrower, Bristow Holdings Company Ltd. III, as co-borrower (“BHC III” and, together with the Company, the “DIP Borrowers”), the other Debtors and guarantors party thereto and other guarantors from time to time party thereto (collectively, the “DIP Obligors”), the financial institutions or other entities from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent and collateral agent (the “DIP Agent”).

The DIP Credit Agreement contains the following terms:

•

a term loan facility in an aggregate principal amount of $150 million, the full amount of which was drawn at closing, the proceeds of which, net of applicable commitment fees, were deposited into an escrow account and pledged to the lenders to secure the obligations under the DIP Credit Agreement;

•

proceeds of the term loan facility may be used by the DIP Borrowers (i) to provide working capital to the Company and fund the costs of the administration of the Chapter 11 Cases and the consummation of the Approved Reorganization (as defined in the DIP Credit Agreement), (ii) to finance the previously announced cash tender offer for a portion of the Company’s outstanding 8.75% Senior Secured Notes due 2023 (the “8.75% Senior Secured Notes”) and to pay fees and expenses associated therewith and (iii) as otherwise agreed in writing by the lenders;

•

the maturity date of the DIP Credit Agreement is the earliest of (i) August 21, 2020, (ii) as directed by the lenders following and during the continuation of any event of default and (iii) the effective date of the Amended Plan;

•	interest will be payable monthly in arrears and will initially accrue at a rate per annum equal to the Eurodollar Rate (as defined in the DIP Credit Agreement) plus 6.00%;

•

the obligations and liabilities of the DIP Obligors owed to the DIP Agent and lenders under the DIP Credit Agreement and related loan documents will be entitled to joint and several superpriority administrative expense claims against the Company and the DIP Obligors that are Debtors in their respective Chapter 11 Cases, subject to limited exceptions provided for in the DIP Order and the DIP Credit Agreement, and will be secured by (i) a first priority security interest and lien on all unencumbered property of the Company and the DIP Obligors that are Debtors, subject to limited exceptions provided for in the DIP Credit Agreement and the DIP Order, (ii) a first priority, priming security interest and lien on all property of the Company and the DIP Obligors that are Debtors securing the 8.75% Senior Secured Notes and the 2019 Term Loan (as defined herein), subject to limited exceptions provided for in the DIP Order and the DIP Credit

Agreement (the “Primed Liens”), (iii) a junior security interest and lien on the collateral securing the obligations of the non-Debtor subsidiaries of the Company pledged to secure such parties’ obligations under the 2019 Term Loan and on all property (other than property subject to the existing security interests of certain existing equipment financing facilities) of the Company and the DIP Obligors that are Debtors that is subject to (a) a valid, perfected and non-avoidable lien as of the Petition Date (other than the Primed Liens and liens relating to certain excluded aircraft) or (b) valid liens (other than the Primed Liens) that are perfected subsequent to the Petition Date, in each case subject to limited exceptions provided for in the DIP Order and the DIP Credit Agreement; and

•	customary affirmative and negative covenants, prepayment events, events of default and other provisions.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Term Loan Credit Agreement

In connection with the entry into the DIP Credit Agreement, the Company entered into Amendment No. 3 (the “Amendment”) to the Term Loan Credit Agreement, dated May 10, 2019 (as previously amended, the “Existing Term Loan Agreement” and, together with the Amendment, the “2019 Term Loan”), by and among the Company and BHC III, as borrowers, certain subsidiaries of the Company as guarantors party thereto, the lenders from time to time party thereto and Ankura Trust Company, LLC, as administrative agent. The Amendment amends the Existing Term Loan Agreement in order to, among other things, permit the entry into the DIP Credit Agreement, the incurrence of indebtedness thereunder and the granting of related liens thereunder, and make certain other conforming changes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Other

Additional information regarding the Chapter 11 Cases is available at http://www.bristowgroup.com/restructuring. Court filings and information about the claims process are available at https://cases.primeclerk.com/Bristow. Information contained on, or that can be accessed through, such web sites is not part of, and is not incorporated into, this Current Report on Form 8-K. Questions should be directed to the Company’s claims agent, Prime Clerk, by email to bristowinfo@primeclerk.com or by phone at +1 844-627-6967 (toll free) or +1 347-292-3534 (toll).

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of August 26, 2019, among Bristow Group Inc., as lead borrower, Bristow Holdings Company Ltd. III, as co-borrower, the other debtors and guarantors party thereto, the financial institutions or other entities party thereto, and Ankura Trust Company, LLC, as administrative agent and collateral agent.

10.2	Amendment No. 3 to Term Loan Credit Agreement, dated as of August 26, 2019, by and among Bristow Group Inc. and Bristow Holdings Company Ltd. III, as borrowers, the lenders from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about our future financial condition and future business plans and expectations, the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments and operating expectations during the pendency of our court proceedings and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: August 28, 2019	By:	/s/ Brian J. Allman
Brian J. Allman Senior Vice President and Chief Financial Officer

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